Exhibit 99.2

For Immediate Release
October 28, 2015

The Carlyle Group Announces Third Quarter 2015 Financial Results

•	$244 million of Distributable Earnings on a pre-tax basis for Q3 2015 and $1.1 billion over the last twelve months; $0.74 per common unit on a post-tax basis in Q3 2015

•	Declared a quarterly distribution of $0.56 per common unit for Q3 2015; Aggregate distribution of $1.78 per common unit for the first three quarters of 2015

•	$4.6 billion in net new capital raised in Q3 2015 and $18.6 billion raised over the last twelve months

•	$3.7 billion in realized proceeds in Q3 2015 and $19.6 billion realized over the last twelve months

•	$1.6 billion in equity invested in Q3 2015 and $6.2 billion invested over the last twelve months

•	Economic Net Income (Loss) of $(128) million on a pre-tax basis and $(0.43) per Adjusted Unit on a post-tax basis, driven by 4% carry fund portfolio depreciation in Q3 2015

•	U.S. GAAP net loss attributable to The Carlyle Group L.P. of $(84) million, or $(1.11) per common unit on a diluted basis, for Q3 2015
Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the third quarter ended September 30, 2015.

Carlyle Co-CEO David M. Rubenstein said, “Carlyle's diverse platform produced strong cash flows during the third quarter despite global market declines. Our fund investors continued to entrust us with significant new capital as long term performance remains strong and our investment capabilities continue to expand. Third quarter Economic Net Income was largely driven by portfolio valuations on the final day of September, and since then global markets and valuations have moved higher. Our core business trends remain unaffected by these short term movements.”

Carlyle Co-CEO William E. Conway, Jr. said, “The fundamentals of our business are healthy and our portfolio is in good shape. We recently announced a number of attractive new investments and exits which should close in the coming few quarters, positioning us to deploy capital at a level in line with our historic pace and generating attractive levels of Distributable Earnings for our unitholders.”

U.S. GAAP results for Q3 2015 included loss before provision for income taxes of $(529) million, and net loss attributable to the common unitholders through The Carlyle Group L.P. of $(84) million, or net loss per common unit of $(1.11), on a diluted basis. Total balance sheet assets were $33 billion as of September 30, 2015.

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Global Market Strategies Intangible Asset Impairment
Our U.S. GAAP financial results for Q3 2015 included the effect of a previously reported non-cash impairment charge related to the intangible assets associated with the credit hedge funds managed by Claren Road Asset Management L.L.C. (“Claren Road”) within our Global Market Strategies segment. When including the reduction of the related liabilities for contingent consideration associated with Claren Road, the pre-tax net charge in Carlyle’s U.S. GAAP financial results for the third quarter was ($162) million.

Third Quarter Distribution
The Board of Directors has declared a quarterly distribution of $0.56 per common unit to holders of record at the close of business on November 16, 2015, payable on November 24, 2015.
Distribution Policy
It is Carlyle’s intention to cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of approximately 75% of Distributable Earnings per common unit, net of taxes and amounts payable under the tax receivable agreement, for the quarter. Carlyle’s general partner may adjust the distribution for amounts determined to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and distributions to unitholders for any ensuing quarter. The amount to be distributed could also be adjusted upward in any one quarter. The declaration and payment of any distributions is at the sole discretion of Carlyle’s general partner, which may change or eliminate the distribution policy at any time.

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Performance Metrics
Carlyle evaluates the underlying performance of its business on four key metrics: funds raised, equity invested, carry fund returns and realized proceeds for fund investors. The table below highlights the results of these metrics for Q3 2015, year-to-date (YTD) and for the last twelve months (LTM)1.

Funds Raised					Equity Invested
Q3	$4.6 billion				Q3	$1.6 billion
	YTD:	$13.7 bn	LTM:	$18.6 bn		YTD:	$4.6 bn	LTM:	$6.2 bn

Realized Proceeds					Carry Fund Returns
Q3	$3.7 billion				Q3	(4)%
	YTD:	$14.0 bn	LTM:	$19.6 bn		YTD:	5%	LTM:	6%
Note: Equity Invested and Realized Proceeds reflect carry funds only.
During Q3 2015, within its carry funds, Carlyle generated realized proceeds of $3.7 billion from 121 investments across 38 carry funds. Carlyle invested $1.6 billion of equity in 121 new or follow-on investments across 24 carry funds in Q3 2015. On an LTM basis, Carlyle realized proceeds of $19.6 billion and invested $6.2 billion.

		Realized Proceeds			Equity Invested
	Segment (Carry Funds Only)	# of Investments	# of Funds	$ millions	# of Investments	# of Funds	$ millions
Q3	Corporate Private Equity	44	16	$2,571	19	11	$718
	Global Market Strategies	17	7	$71	8	3	$162
	Real Assets	62	15	$1,039	94	10	$702
	Carlyle	121	38	$3,680	121	24	$1,583
2015	Corporate Private Equity	76	23	$10,386	42	19	$2,446
	Global Market Strategies	34	8	$428	12	4	$248
	Real Assets	124	16	$3,153	163	17	$1,926
	Carlyle	230	47	$13,967	216	40	$4,621
Note: The columns may not sum as some investments cross segment lines, but are only counted one time for Carlyle results.

_______________________________________________________________________________________________________________________________
1 LTM, or last twelve months, refers to the period Q4 2014 through Q3 2015. Prior LTM, or the prior rolling 12-month period, refers to the period Q4 2013 through Q3 2014.

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Carlyle All Segment Results

•	Distributable Earnings (DE): $244 million for Q3 2015 and $1.1 billion on an LTM basis

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Distributable Earnings were $244 million for Q3 2015, or $0.74 per common unit on a post-tax basis, compared to $157 million for Q3 2014. DE was $1.1 billion on an LTM basis, 2% higher than the prior LTM.

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Fee-Related Earnings (FRE) were $57 million for Q3 2015, compared to $62 million for Q3 2014. The decline versus Q3 2014 was primarily due to a $17 million decrease in transaction fee revenue and $7 million in lower management fees, partially offset by $21 million in lower compensation, excluding equity compensation and performance fee related compensation. FRE was $223 million on an LTM basis, 2% higher than the prior LTM.

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Realized Net Performance Fees were $177 million for Q3 2015, compared to $98 million for Q3 2014. For Q3 2015, realized net performance fees were positively impacted by exits in Axalta, Telecable, and Healthscope, among others, multiple U.S. Real Estate investments and the Cedar Bay Power investment. Realized Net Performance Fees were $952 million on an LTM basis, 15% higher than the prior LTM.

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Realized Investment Income was $9 million in Q3 2015, with $16 million attributable to realized gains on balance sheet investments offset by a $(7) million realized loss for Urbplan Desenvolvimento Urbano S.A. (“Urbplan”).

•	Economic Net Income (Loss) (ENI): $(128) million for Q3 2015 and $504 million on an LTM basis

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Q3 2015 ENI was negatively impacted by lower carry fund valuations in Corporate Private Equity and Global Market Strategies, resulting in net performance fees of $(149) million. On an LTM basis, ENI of $504 million was 62% lower than the prior LTM.

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Carlyle generated ENI per Adjusted Unit of $(0.43) on a post-tax basis for Q3 2015.  The third quarter included an ENI tax provision of $12 million primarily related to Fee Related Earnings and gains in certain Real Assets funds and other investments that are subject to taxation. There are no tax benefits on the majority of the losses on Corporate Private Equity fund investments since they are not subject to taxation.

The Carlyle Group L.P. - All Segments	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 14 - Q3 15	QoQ	YoY	LTM

Revenues	577	649	885	663	94	2,290	(86)%	(84)%	(39)%

Expenses	396	468	612	484	222	1,786	(54)%	(44)%	(26)%

Economic Net Income (Loss)	181	181	273	180	(128)	504	NM	NM	(62)%

Fee-Related Earnings	62	67	51	47	57	223	21%	(7)%	2%

Net Performance Fees	139	138	282	149	(149)	421	NM	NM	(66)%

Realized Net Performance Fees	98	264	178	333	177	952	(47)%	81%	15%

Distributable Earnings	157	311	148	386	244	1,088	(37)%	55%	2%

Distributable Earnings per common unit (after taxes)	$0.44	$0.91	$0.43	$1.18	$0.74
Distribution per common unit	$0.16	$1.61	$0.33	$0.89	$0.56

Total Assets Under Management ($ in billions)	202.6	194.5	192.7	192.8	187.7		(3)%	(7)%	(7)%

Fee-Earning Assets Under Management ($ in billions)	140.2	135.6	129.4	130.0	128.1		(1)%	(9)%	(9)%

Note: Totals may not sum due to rounding.

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Carry Fund Performance and Net Accrued Performance Fees
Carlyle's carry fund portfolio valuations decreased 4% during Q3 2015. Over the past twelve months, Carlyle’s carry fund portfolio valuation increased 6%. The carry fund public portfolio depreciated 12% during Q3 2015 while the carry fund private portfolio depreciated 1%. Third quarter valuations were negatively impacted by market volatility in the quarter, resulting in overall depreciation in our Buyout, Natural Resources, Legacy Energy and GMS carry funds. This was partially offset by strong appreciation across our U.S. Real Estate and Power funds.
As of Q3 2015, net accrued performance fees of $1.3 billion were down from $1.6 billion at the end of Q2 2015. In addition to the negative valuation impact, this decrease was driven by strong exit activity in our Corporate Private Equity and Real Estate funds and a high level of realized performance fees. As of Q3 2015, energy-related net accrued performance fees across Natural Resources, Legacy Energy and Global Market Strategies were $(66) million, representing 5% of total firm net accrued performance fees. Within our Legacy Energy funds, our incremental potential future ENI loss is approximately $(8) million.

	2013		2014				2015			Net Accrued Performance Fees
Fund Valuations ($ in millions)	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q3 2015
Overall Carry Fund Appreciation/ (Depreciation) (1,2)	4%	6%	6%	5%	3%	1%	6%	3%	(4)%

Corporate Private Equity (3)	5%	9%	8%	5%	3%	7%	8%	5%	(3)%	$1,131
Buyout	5%	9%	8%	5%	3%	7%	9%	4%	(3)%	$1,055
Growth Capital	7%	20%	0%	13%	8%	1%	3%	11%	0%	$75

Real Assets (3)	1%	(1)%	2%	3%	2%	(8)%	2%	0%	(5)%	$93
Real Estate	3%	0%	2%	4%	4%	8%	11%	4%	6%	$162
Natural Resources (4)					3%	(8)%	1%	0%	(4)%	$9
Legacy Energy	0%	(3)%	1%	2%	0%	(17)%	(3)%	(3)%	(17)%	$(77)

Global Market Strategies Carry Funds (3)	2%	10%	3%	12%	6%	(2)%	3%	2%	(9)%	$44

Non-Carry Fund / Other (5)										$42

Net Accrued Performance Fees										$1,309
(1) Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.
(2) Carlyle’s “carry funds” refer to (i) those investment funds that we advise, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and opportunistic credit, distressed debt and mezzanine funds (but excluding our structured credit/other structured product funds, hedge funds, business development companies, mutual fund, and fund of funds vehicles), where we receive a special residual allocation of income, which we refer to as a carried interest, in the event that specified investment returns are achieved by the fund and (ii) those investment funds advised by NGP from which we are entitled to receive a carried interest.
(3) We generally earn performance fees (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital after returning the invested capital, the allocation of preferred returns of generally 8% or 9% and return of certain fund costs. Our net interest in the performance fees after allocations to our investment professionals or other parties varies based on each fund. For our Corporate Private Equity, Global Market Strategies, Real Estate and Natural Resources carry funds (excluding NGP) our net interest in performance fees is generally 55%. Our net interest in the performance fees from the NGP carry funds ranges from 40% to 47.5%. Our net interest in the performance fees from our Legacy Energy carry funds generally ranges from 16% to 40%, with a weighted average of 20% based on remaining fair value invested.
(4) Natural Resources is comprised of NGP, infrastructure, power, and international energy funds.
(5) Includes structured credit/other structured product funds, hedge funds, business development companies, mutual fund, and fund of funds vehicles.

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Assets Under Management and Remaining Fair Value of Capital

•	Total Assets Under Management: $187.7 billion as of Q3 2015 (-7% LTM)

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Major drivers of change versus Q2 2015: Commitments, net of expired capital (+$3.9 billion), offset by net distributions (-$6.4 billion), market depreciation (-$1.8 billion), net redemptions (-$0.6 billion) and foreign exchange impact (-$0.1 billion).

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Total Dry Powder of $63.2 billion as of Q3 2015, comprised of $27.5 billion in Corporate Private Equity, $3.9 billion in Global Market Strategies, $16.7 billion in Real Assets and $15.1 billion in Investment Solutions.

•	Fee-Earning Assets Under Management: $128.1 billion as of Q3 2015 (-9% LTM)

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As of Q3 2015, we had $12.6 billion of recently raised capital for which we have not yet commenced charging management fees. We expect that approximately two-thirds of this pending capital will move into Fee-Earning AUM and begin charging management fees by early 2016, with the remainder impacting Fee-Earning AUM as capital is deployed. As previously disclosed, our credit hedge funds had redemption requests of approximately $1.9 billion during the third quarter, which will be paid over the next several quarters, starting in Q4 2015.

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Major drivers of change versus Q2 2015: Inflows, including fee-paying commitments (+$2.9 billion) and foreign exchange increases (+$0.1 billion), offset by net distributions and outflows (-$3.4 billion) and net redemptions (-$0.6 billion). Over the LTM, the impact of foreign exchange on our non-U.S. dollar denominated funds has negatively impacted Fee-Earning AUM by $4.5 billion, or more than 35% of the total year-over-year change.

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Fee-Earning AUM was positively impacted during the third quarter by final commitments into Carlyle’s latest vintage Europe and Japan buyout and U.S. Real Estate funds, additional commitments to our second Power fund, new CLOs and several Investment Solutions vehicles.

•	Remaining Fair Value of Capital (carry funds only) as of Q3 2015: $56.8 billion

◦	Current Multiple of Invested Capital (MOIC) of remaining fair value of capital: 1.2x.

◦	Total Fair Value derived from investments made in 2010 or earlier: 30%.

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AUM in-carry ratio as of the end of Q3 2015: 50%. The decline versus the prior quarter primarily is due to distributions and fair value declines in our funds in carry and the latest vintage Asia growth fund moving out of an accrued carry position.

Note: Data as of September 30, 2015. (1) Fair value of remaining carry fund capital in the ground, by vintage. Totals may not sum due to rounding.

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Non-GAAP Operating Results
Carlyle’s non-GAAP results for Q3 2015 are provided in the table below:

Carlyle Group Summary
$ in millions, except unit and per unit amounts

Economic Net Income (Loss)	Q3 2015

Economic Net Income (Loss) (pre-tax)	$(128.4)
Less (Add): Provision (Benefit) for income taxes (1)	11.9

Economic Net Income (Loss), After Taxes	$(140.3)

Adjusted Units (in millions) (2)	323.9

Economic Net Income (Loss), After Taxes per Adjusted Unit	$(0.43)

Distributable Earnings

Distributable Earnings	$243.7
Less: Estimated foreign, state, and local taxes (3)	5.2

Distributable Earnings, After Taxes	$238.5

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$59.2
Less: Estimated current corporate income taxes (4)	—

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$59.2

Units in public float (in millions)(5)	80.4
Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.74

(1) Represents the implied provision (benefit) for income taxes that was calculated using a similar methodology as that used in calculating the tax provision for The Carlyle Group L.P., without any reduction for non-controlling interests.
(2) For information regarding our calculation of Adjusted Units, please see page 31.
(3) Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the current tax provision for The Carlyle Group L.P., without any reduction for non-controlling interests.
(4) Represents current corporate income taxes payable upon Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
(5) Includes 177,464 common units that we estimate will be issued in October and November 2015 in connection with the vesting of deferred restricted common units. These newly issued units are included in this calculation because they will participate in the unitholder distribution that will be paid in November 2015.

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Corporate Private Equity (CPE)

Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q3	$2.8 billion			Q3	$0.7 billion			Q3	$2.6 billion			Q3	(3)%
YTD:	$6.4 bn	LTM:	$9.1 bn	YTD:	$2.4 bn	LTM:	$3.0 bn	YTD:	$10.4 bn	LTM:	$14.6 bn	YTD:	10%	LTM:	16%

•	Distributable Earnings (DE): $178 million for Q3 2015 and $981 million on an LTM basis, compared to $813 million for the prior LTM. The following components impacted DE in Q3 2015:

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Fee-Related Earnings (FRE) were $29 million for Q3 2015, compared to $38 million for Q3 2014. The decline in Q3 2015 was driven by lower transaction fees of $1 million in Q3 2015 compared to $17 million in Q3 2014, and was partially offset by cash compensation expense that was $11 million lower compared to Q3 2014. Catch-up management fees were $21 million in Q3 2015, consistent with Q3 2014. FRE was $122 million on an LTM basis, compared to $100 million for the prior LTM.

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Realized Net Performance Fees were $138 million for Q3 2015, compared to $72 million for Q3 2014. Carlyle Partners V and Carlyle Europe Partners III generated the majority of CPE's realized net performance fees in Q3 2015. Realized Net Performance Fees were $829 million on an LTM basis, compared to $692 million for the prior LTM.

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Realized Investment Income was $11 million for Q3 2015, compared to $6 million for Q3 2014. Results for Q3 2015 were largely driven by realized gains in our buyout and growth funds. Realized Investment Income was $29 million on an LTM basis, compared to $21 million for the prior LTM.

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Economic Net Income (Loss) (ENI): $(130) million for Q3 2015 and $573 million on an LTM basis, compared to $1.2 billion for the prior LTM. The LTM decline relative to the prior LTM was due to both the ENI loss in the current quarter, as well as several significant funds, including Carlyle Europe Partners III and Carlyle Asia Partners III, moving into an accrued carry position during Q4 2013, resulting in a cumulative catch-up of performance fees earned as of such date.

◦	CPE carry fund valuations decreased 3% in Q3 2015 and increased 16% on an LTM basis, compared to an increase of 3% for Q3 2014.

◦	Net Performance Fees were $(141) million for Q3 2015, compared to $124 million for Q3 2014. Net Performance Fees were $488 million on an LTM basis, compared to $1.1 billion for the prior LTM.

•	Total Assets Under Management (AUM): $63.1 billion as of Q3 2015 (-1% LTM).

◦	Funds Raised in Q3 2015 of $2.8 billion include final closings of our latest vintage Europe and Japan buyout funds, as well as an additional closing in our second U.S. mid-market buyout fund.

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Fee-Earning Assets Under Management of $40.7 billion increased 1% from Q2 2015 and decreased 3% versus Q3 2014. Major drivers of change versus Q2 2015: inflows, including fee-paying commitments (+$1.0 billion) offset by (-$0.7 billion) in outflows, including distributions and basis step downs.

Corporate Private Equity	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 14 - Q3 15	QoQ	YoY	LTM

Economic Net Income (Loss)	159	236	289	178	(130)	573	NM	NM	(51)%

Fee-Related Earnings	38	33	22	38	29	122	(22)%	(23)%	23%

Net Performance Fees	124	208	274	147	(141)	488	NM	NM	(55)%

Realized Net Performance Fees	72	223	169	299	138	829	(54)%	91%	20%

Distributable Earnings	117	263	194	345	178	981	(48)%	53%	21%

Total Assets Under Management ($ in billions)	63.6	64.7	64.0	63.6	63.1		(1)%	(1)%	(1)%

Fee-Earning Assets Under Management ($ in billions)	42.0	40.2	39.4	40.3	40.7		1%	(3)%	(3)%

Note: Totals may not sum due to rounding.

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Global Market Strategies (GMS)

Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q3	$0.8 billion			Q3	$0.2 billion			Q3	$0.1 billion			Q3	(9)%
YTD:	$2.3 bn	LTM:	$3.5 bn	YTD:	$0.2 bn	LTM:	$0.3 bn	YTD:	$0.4 bn	LTM:	$0.6 bn	YTD:	(4)%	LTM:	(6)%

Note: Funds Raised excludes acquisitions, but includes hedge funds, mutual fund and CLOs/other structured products. Equity Invested and Realized Proceeds are for carry funds only.

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Distributable Earnings (DE): $15 million for Q3 2015 and $52 million on an LTM basis, compared to $170 million for the prior LTM. The decline in LTM Distributable Earnings compared to the prior LTM period is largely attributable to a decline in hedge fund related management fees and realized net performance fees. The following components impacted DE in Q3 2015:

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Fee-Related Earnings (FRE) were $6 million for Q3 2015, compared to $14 million for Q3 2014. The decline in Q3 2015 relative to Q3 2014 was driven by lower management fees from our hedge fund partnerships, offset by lower cash compensation expense. FRE was $26 million on an LTM basis, compared to $68 million for the prior LTM.

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Realized Net Performance Fees were $6 million for Q3 2015, compared to $5 million for Q3 2014. Realized net performance fees during these periods were driven primarily by incentive fees earned from our structured credit products and business development companies. Realized Net Performance Fees were $18 million on an LTM basis, compared to $93 million for the prior LTM.

◦	Realized Investment Income was $3 million for Q3 2015, compared to $4 million in Q3 2014. Realized Investment Income was $8 million on an LTM basis, in line with $8 million for the prior LTM.

•	Economic Net Income (Loss) (ENI): $(28) million for Q3 2015 and $(6) million on an LTM basis, compared to $168 million for the prior LTM.

◦	GMS carry fund valuations decreased 9% in Q3 2015, as compared to 6% appreciation in Q3 2014. The asset-weighted hedge fund performance of our reported funds was (4)% in Q3 2015.

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Net Performance Fees of $(27) million for Q3 2015, compared to $(8) million for Q3 2014, primarily as a result of depreciation in GMS carry funds compared to Q3 2014. Net Performance Fees were $(8) million on an LTM basis, compared to $102 million for the prior LTM.

•	Total Assets Under Management (AUM): $35.5 billion as of Q3 2015 (-9% LTM).

◦	Fee-Earning AUM of $29.5 billion decreased 6% versus Q2 2015 and 15% versus Q3 2014.

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Total hedge fund AUM ended Q3 2015 at $9.3 billion, versus $10.2 billion at Q2 2015 and $15.2 billion at Q3 2014. As previously disclosed, our credit hedge funds had redemption requests of approximately $1.9 billion during the third quarter which will be paid over the next several quarters, starting in Q4 2015.

◦	GMS carry fund AUM ended Q3 2015 at $6.2 billion.

◦	Total structured credit/other structured product fund AUM ended Q3 2015 at $18.8 billion.

Global Market Strategies	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015 (1)	Q4 14 - Q3 15	QoQ	YoY	LTM

Economic Net Income (Loss)	1	13	10	0	(28)	(6)	NM	NM	NM

Fee-Related Earnings	14	18	5	(2)	6	26	NM	(57)%	(61)%

Net Performance Fees	(8)	1	13	6	(27)	(8)	NM	NM	(108)%

Realized Net Performance Fees	5	5	2	5	6	18	42%	23%	(81)%

Distributable Earnings	23	24	9	4	15	52	285%	(33)%	(70)%

Total Assets Under Management ($ in billions)	38.9	36.7	36.3	36.4	35.5		(2)%	(9)%	(9)%

Fee-Earning Assets Under Management ($ in billions)	34.8	33.9	32.0	31.3	29.5		(6)%	(15)%	(15)%

Funds Raised, excluding hedge funds ($ in billions)	1.4	1.2	2.5	1.8	1.5	7.0
Hedge Fund Net Inflows ($ in billions)	0.3	(0.1)	(2.1)	(0.6)	(0.7)	(3.4)

Note: Totals may not sum due to rounding.
(1) Effective July 1, 2015, Carlyle's economic interest in Carlyle Commodity Management L.L.C. (“Carlyle Commodity Management”) (formerly, “Vermillion Asset Management”) increased from 55% to approximately 83% as a result of a restructuring of the agreements relating to the original acquisition of Carlyle Commodity Management.

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Real Assets

Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q3	$0.9 billion			Q3	$0.7 billion			Q3	$1.0 billion			Q3	(5)%
YTD:	$3.6 bn	LTM:	$5.4 bn	YTD:	$1.9 bn	LTM:	$2.9 bn	YTD:	$3.2 bn	LTM:	$4.4 bn	YTD:	(3)%	LTM:	(10)%

Note: Funds Raised excludes acquisitions. Equity Invested and Realized Proceeds are for carry funds only.

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Distributable Earnings (DE): $47 million for Q3 2015 and, excluding the impact of the Q1 2015 French tax judgment, $113 million on an LTM basis, compared to $34 million for the prior LTM. The following components impacted DE in Q3 2015.

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Fee-Related Earnings (FRE) were $20 million for Q3 2015, compared to $3 million for Q3 2014. The increase in Q3 2015 is due to higher management fee revenue relative to Q3 2014, driven by fundraising and catch-up management fees from Carlyle Realty Partners VII and Carlyle Power Partners II. FRE was $60 million on an LTM basis, compared to $14 million for the prior LTM.

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Realized Net Performance Fees were $32 million for Q3 2015, compared to $19 million for Q3 2014. Carlyle Realty Partners VI and Carlyle Power Opportunities Capital Partners generated the majority of realized net performance fees in Q3 2015. Realized Net Performance Fees were $97 million on an LTM basis, compared to $29 million for the prior LTM.

◦
Realized Investment Income (Loss) was $(5) million for Q3 2015, compared to $(13) million for Q3 2014. The loss in Q3 2015 is largely attributable to a $(7) million realized investment loss in Urbplan. Excluding the impact of the Q1 2015 French tax judgment of $(80) million, realized investment income (loss) was $(44) million on an LTM basis, compared to $(9) million for the prior LTM.

•	Economic Net Income (Loss) (ENI): $26 million for Q3 2015 and, excluding the impact of the Q1 2015 French tax judgment, $(47) million on an LTM basis, compared to $(48) million for the prior LTM.

◦	Real Assets carry fund valuations decreased 5% in Q3 2015, compared to 2% appreciation in Q3 2014.

◦
Net Performance Fees were $16 million for Q3 2015, compared to $20 million for Q3 2014. In Q3 2015 net performance fees were positively impacted by multiple U.S. Real Estate funds and our first Power fund, partially offset by Legacy Energy funds. Net Performance Fees were $(72) million on an LTM basis, compared to $55 million for the prior LTM.

•	Total Assets Under Management (AUM): $40.2 billion for Q3 2015 (-12% LTM).

◦	Funds Raised in Q3 2015 of $0.9 billion were driven largely by closings in our latest vintage U.S. Real Estate and Power funds.

◦
Fee-Earning AUM of $28.5 billion in Q3 2015 increased by 1% versus Q2 2015 and 1% versus Q3 2014. Fee-Earning AUM excludes $4.3 billion of funds raised for NGP XI and NGP GAP, which will be included in Fee-Earning AUM as assets are invested or respective funds are turned on. NGP XI will turn on fees on remaining capital by early 2016. Major drivers of change versus Q2 2015: inflows, including fee-paying commitments (+$1.1 billion), partially offset by outflows, including distributions (-$0.6 billion).

Real Assets	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 14 - Q3 15	QoQ	YoY	LTM

Economic Net Income (Loss)	11	(76)	(33)	1	26	(82)	NM	143%	(71)%

Economic Net Income (excluding French tax)	11	(76)	1	1	26	(47)	NM	143%	NM

Fee-Related Earnings	3	10	19	12	20	60	68%	NM	NM

Net Performance Fees	20	(72)	(9)	(7)	16	(72)	NM	(22)%	NM

Realized Net Performance Fees	19	31	6	28	32	97	13%	74%	NM

Distributable Earnings	8	12	(62)	37	47	33	28%	NM	(1)%

Distributable Earnings (excluding French tax)	8	12	18	37	47	113	28%	NM	NM

Total Assets Under Management ($ in billions)	45.8	42.3	42.9	42.2	40.2		(5)%	(12)%	(12)%

Fee-Earning Assets Under Management ($ in billions)	28.2	28.4	27.6	28.1	28.5		1%	1%	1%

Note: Totals may not sum due to rounding.

Page | 10

Investment Solutions

•	Distributable Earnings (DE): $3 million for Q3 2015 and $22 million on an LTM basis, compared to $46 million for the prior LTM.

◦
Fee-Related Earnings (FRE) were $3 million for Q3 2015, compared to $8 million for Q3 2014. The decrease in Q3 2015 relative to Q3 2014 was largely attributable to foreign currency impacts on management fees and reductions in Fee-Earning Assets Under Management caused by basis step downs, redemptions and realizations, partially offset by lower compensation. FRE was $14 million on an LTM basis, compared to $36 million for the prior LTM.

◦	Realized Net Performance Fees were $1 million for Q3 2015, compared to $2 million for Q3 2014. Realized Net Performance Fees were $8 million on an LTM basis, compared to $10 million for the prior LTM.

•	Economic Net Income (ENI) was $4 million for Q3 2015 and $19 million on an LTM basis, compared to $50 million for the prior LTM.

◦	Net Performance Fees were $4 million for Q3 2015, compared to $4 million in Q3 2014. Net Performance Fees were $13 million on an LTM basis, compared to $17 million for the prior LTM.

•	Total Assets Under Management (AUM): $48.9 billion for Q3 2015 (-10% LTM).

◦
Total AUM declined 10% from Q3 2014 due to distributions of $11.3 billion, negative foreign exchange impact of $4.6 billion, and net redemptions of $0.8 billion, partially offset by $8.7 billion in market appreciation and $3.0 billion in new commitments.

•
Fee-Earning AUM of $29.4 billion in Q3 2015 was down 4% versus Q2 2015 and was down 17% compared to Q3 2014. Major drivers of change versus Q2 2015: Inflows including fee-paying commitments (+$0.8 billion), an increase in foreign exchange (+$0.1 billion) and net subscriptions (+$0.1 billion), offset by outflows including distributions and basis step downs (-$1.8 billion).

Investment Solutions	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 14 - Q3 15	QoQ	YoY	LTM

Economic Net Income	10	7	8	0	4	19	NM	(59)%	(62)%

Fee-Related Earnings	8	6	6	0	3	14	NM	(67)%	(60)%

Net Performance Fees	4	2	4	3	4	13	38%	8%	(26)%

Realized Net Performance Fees	2	5	1	1	1	8	20%	(67)%	(26)%

Distributable Earnings	9	12	7	0	3	22	NM	(67)%	(52)%

Total Assets Under Management ($ in billions)	54.3	50.8	49.4	50.7	48.9		(4)%	(10)%	(10)%

Fee-Earning Assets Under Management ($ in billions)	35.3	33.1	30.5	30.3	29.4		(3)%	(17)%	(17)%

Note: Totals may not sum due to rounding.

Page | 11

Balance Sheet Highlights
The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of September 30, 2015.

•	Cash and Cash Equivalents of $1.3 billion.

•	On-balance sheet investments attributable to unitholders of $389 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.

•
Net accrued performance fees attributable to unitholders of $1.3 billion. These performance fees are comprised of $3.0 billion of gross accrued performance fees, less $0.3 billion in accrued giveback obligation and $1.4 billion in accrued performance fee compensation and non-controlling interest.

•	Loans payable and senior notes totaling $1.1 billion.

Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, October 28, 2015 to announce its third quarter 2015 financial results.
The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $188 billion of assets under management across 126 funds and 160 fund of funds vehicles as of September 30, 2015. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,700+ people in 35 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary
Contacts:
Public Market Investor Relations
Daniel Harris
Phone: 212-813-4527
daniel.harris@carlyle.com
Media
Elizabeth Gill
Phone: 202-729-5385
elizabeth.gill@carlyle.com

Page | 12

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 13

The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	Sep 30, 2014	Sep 30, 2015	Sep 30, 2014	Sep 30, 2015
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$307.4	$278.3	$885.0	$830.1
Performance fees
Realized	176.9	329.2	843.9	1,251.0
Unrealized	10.5	(575.8)	506.4	(629.7)
Total performance fees	187.4	(246.6)	1,350.3	621.3
Investment income (loss)
Realized	(0.5)	12.5	29.4	24.2
Unrealized	4.3	(22.0)	4.2	(17.7)
Total investment income (loss)	3.8	(9.5)	33.6	6.5
Interest and other income	9.1	5.0	16.6	15.9
Interest and other income of Consolidated Funds	234.1	259.4	728.5	742.7
Revenue of a consolidated real estate VIE	13.2	10.9	27.2	73.9
Total revenues	755.0	297.5	3,041.2	2,290.4

Expenses
Compensation and benefits
Base compensation	190.7	163.5	615.8	472.2
Equity-based compensation	79.7	86.8	262.9	291.0
Performance fee related
Realized	78.4	155.2	368.3	561.7
Unrealized	(14.3)	(228.1)	316.3	(146.2)
Total compensation and benefits	334.5	177.4	1,563.3	1,178.7
General, administrative and other expenses	117.4	289.6	370.4	539.2
Interest	14.4	14.5	41.1	43.6
Interest and other expenses of Consolidated Funds	240.1	296.9	756.4	791.7
Interest and other expenses of a consolidated real estate VIE	38.3	26.8	129.5	124.4
Other non-operating expense (income)	(39.6)	(9.9)	(14.0)	(11.7)
Total expenses	705.1	795.3	2,846.7	2,665.9

Other income
Net investment gains (losses) of Consolidated Funds	125.5	(31.3)	994.5	935.8

Income (Loss) before provision for income taxes	175.4	(529.1)	1,189.0	560.3
Provision (Benefit) for income taxes	(5.9)	(4.1)	63.9	12.4
Net income (loss)	181.3	(525.0)	1,125.1	547.9
Net income (loss) attributable to non-controlling interests in consolidated entities	53.2	(152.4)	747.4	657.5
Net income (loss) attributable to Carlyle Holdings	128.1	(372.6)	377.7	(109.6)
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	102.7	(288.7)	308.2	(95.8)
Net income (loss) attributable to The Carlyle Group L.P.	$25.4	$(83.9)	$69.5	$(13.8)

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic (1)	$0.38	$(1.05)	$1.11	$(0.19)
Diluted (2) (3)	$0.35	$(1.11)	$1.01	$(0.28)

Weighted-average common units
Basic	66,474,689	78,849,332	61,422,816	72,812,892
Diluted	72,086,875	301,558,908	67,440,601	299,143,320

(1) Excluded from net income (loss) attributable to The Carlyle Group L.P. was approximately $0.3 million and $(0.8) million that was allocable to participating securities under the two-class method for the three months ended September 30, 2014 and 2015, respectively, and $1.1 million and $(0.2) million for the nine months ended September 30, 2014 and 2015, respectively.
(2) Excluded from net income (loss) attributable to The Carlyle Group L.P. was approximately $0.3 million that was allocable to participating securities under the two-class method for the three months ended September 30, 2014, and $1.1 million and $1.4 million for the nine months ended September 30, 2014 and 2015, respectively.
(3) Included in net income (loss) attributable to The Carlyle Group L.P. on a fully diluted basis is incremental net loss from the assumed exchange of Carlyle Holdings partnership units of $250.9 million and $67.8 million for the three and nine months ended September 30, 2015, respectively.

Page | 14

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
	Sep 30, 2014	Jun 30, 2015	Sep 30, 2015	Sep 30, 2014	Sep 30, 2015
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$318.8	$310.8	$311.9	$1,207.9	$1,224.2
Portfolio advisory fees, net	4.1	3.5	3.0	22.2	20.8
Transaction fees, net	17.8	1.3	1.0	52.1	6.8
Total fee revenues	340.7	315.6	315.9	1,282.2	1,251.8
Performance fees
Realized	175.3	597.0	333.1	1,419.5	1,740.0
Unrealized	48.6	(265.6)	(554.2)	1,102.9	(697.7)
Total performance fees	223.9	331.4	(221.1)	2,522.4	1,042.3
Investment income (loss)
Realized	(2.7)	6.1	9.2	20.1	(86.9)
Unrealized	6.2	4.9	(15.5)	(78.9)	61.6
Total investment income (loss)	3.5	11.0	(6.3)	(58.8)	(25.3)
Interest and other income	8.5	5.1	5.0	21.6	21.5
Total revenues	576.6	663.1	93.5	3,767.4	2,290.3

Segment Expenses
Compensation and benefits
Direct base compensation	138.3	118.0	121.7	511.8	459.4
Indirect base compensation	47.0	40.0	42.8	183.3	182.0
Equity-based compensation	23.8	27.9	30.8	62.2	114.1
Performance fee related
Realized	77.5	264.3	155.9	595.1	788.1
Unrealized	7.2	(82.1)	(228.4)	680.4	(166.6)
Total compensation and benefits	293.8	368.1	122.8	2,032.8	1,377.0
General, administrative, and other indirect expenses	82.1	94.2	78.1	315.9	326.1
Depreciation and amortization expense	5.4	6.7	6.6	22.0	24.8
Interest expense	14.5	14.5	14.4	52.9	58.0
Total expenses	395.8	483.5	221.9	2,423.6	1,785.9

Economic Net Income (Loss)	$180.8	$179.6	$(128.4)	$1,343.8	$504.4
(-) Net Performance Fees	139.2	149.2	(148.6)	1,246.9	420.8
(-) Investment Income (Loss)	3.5	11.0	(6.3)	(58.8)	(25.3)
(+) Equity-based compensation	23.8	27.9	30.8	62.2	114.1
(=) Fee Related Earnings	$61.9	$47.3	$57.3	$217.9	$223.0
(+) Realized Net Performance Fees	97.8	332.7	177.2	824.4	951.9
(+) Realized Investment Income (Loss)	(2.7)	6.1	9.2	20.1	(86.9)
(=) Distributable Earnings	$157.0	$386.1	$243.7	$1,062.4	$1,088.0

Page | 15

Total Segment Information (Unaudited), cont.

	Three Months Ended
						Sep 30, 2015 vs.
	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Sep 30, 2014	Jun 30, 2015
	(Dollars in millions)
Economic Net Income (Loss), Total Segments
Revenues
Segment fee revenues
Fund management fees	$318.8	$304.9	$296.6	$310.8	$311.9	$(6.9)	$1.1
Portfolio advisory fees, net	4.1	8.5	5.8	3.5	3.0	(1.1)	(0.5)
Transaction fees, net	17.8	2.7	1.8	1.3	1.0	(16.8)	(0.3)
Total fee revenues	340.7	316.1	304.2	315.6	315.9	(24.8)	0.3
Performance fees
Realized	175.3	488.2	321.7	597.0	333.1	157.8	(263.9)
Unrealized	48.6	(158.4)	280.5	(265.6)	(554.2)	(602.8)	(288.6)
Total performance fees	223.9	329.8	602.2	331.4	(221.1)	(445.0)	(552.5)
Investment income (loss)
Realized	(2.7)	(20.2)	(82.0)	6.1	9.2	11.9	3.1
Unrealized	6.2	18.2	54.0	4.9	(15.5)	(21.7)	(20.4)
Total investment income (loss)	3.5	(2.0)	(28.0)	11.0	(6.3)	(9.8)	(17.3)
Interest and other income	8.5	4.9	6.5	5.1	5.0	(3.5)	(0.1)
Total revenues	576.6	648.8	884.9	663.1	93.5	(483.1)	(569.6)

Expenses
Compensation and benefits
Direct base compensation	138.3	97.8	121.9	118.0	121.7	(16.6)	3.7
Indirect base compensation	47.0	48.2	51.0	40.0	42.8	(4.2)	2.8
Equity-based compensation	23.8	23.1	32.3	27.9	30.8	7.0	2.9
Performance fee related
Realized	77.5	224.6	143.3	264.3	155.9	78.4	(108.4)
Unrealized	7.2	(33.2)	177.1	(82.1)	(228.4)	(235.6)	(146.3)
Total compensation and benefits	293.8	360.5	525.6	368.1	122.8	(171.0)	(245.3)
General, administrative, and other indirect expenses	82.1	87.3	66.5	94.2	78.1	(4.0)	(16.1)
Depreciation and amortization expense	5.4	6.0	5.5	6.7	6.6	1.2	(0.1)
Interest expense	14.5	14.5	14.6	14.5	14.4	(0.1)	(0.1)
Total expenses	395.8	468.3	612.2	483.5	221.9	(173.9)	(261.6)

Economic Net Income (Loss)	$180.8	$180.5	$272.7	$179.6	$(128.4)	$(309.2)	$(308.0)
(-) Net Performance Fees	139.2	138.4	281.8	149.2	(148.6)	(287.8)	(297.8)
(-) Investment Income (Loss)	3.5	(2.0)	(28.0)	11.0	(6.3)	(9.8)	(17.3)
(+) Equity-based compensation	23.8	23.1	32.3	27.9	30.8	7.0	2.9
(=) Fee Related Earnings	$61.9	$67.2	$51.2	$47.3	$57.3	$(4.6)	$10.0
(+) Realized Net Performance Fees	97.8	263.6	178.4	332.7	177.2	79.4	(155.5)
(+) Realized Investment Income (Loss)	(2.7)	(20.2)	(82.0)	6.1	9.2	11.9	3.1
(=) Distributable Earnings	$157.0	$310.6	$147.6	$386.1	$243.7	$86.7	$(142.4)

Page | 16

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2015 vs.
Corporate Private Equity	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Sep 30, 2014	Jun 30, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$151.5	$136.3	$134.3	$156.7	$152.5	$1.0	$(4.2)
Portfolio advisory fees, net	3.8	7.8	5.2	3.3	2.8	(1.0)	(0.5)
Transaction fees, net	17.0	1.8	1.5	1.3	0.9	(16.1)	(0.4)
Total fee revenues	172.3	145.9	141.0	161.3	156.2	(16.1)	(5.1)
Performance fees
Realized	125.0	408.9	306.0	536.5	258.6	133.6	(277.9)
Unrealized	100.8	(40.3)	200.7	(269.8)	(513.9)	(614.7)	(244.1)
Total performance fees	225.8	368.6	506.7	266.7	(255.3)	(481.1)	(522.0)
Investment income (Loss)
Realized	6.4	7.4	2.7	8.3	11.0	4.6	2.7
Unrealized	3.8	0.7	7.4	0.7	(12.7)	(16.5)	(13.4)
Total investment income (Loss)	10.2	8.1	10.1	9.0	(1.7)	(11.9)	(10.7)
Interest and other income	4.7	2.1	3.2	2.7	3.1	(1.6)	0.4
Total revenues	413.0	524.7	661.0	439.7	(97.7)	(510.7)	(537.4)

Expenses
Compensation and benefits
Direct base compensation	67.0	33.0	53.7	56.5	59.1	(7.9)	2.6
Indirect base compensation	25.9	28.4	26.3	21.5	23.3	(2.6)	1.8
Equity-based compensation	12.9	12.4	17.3	15.3	17.0	4.1	1.7
Performance fee related
Realized	52.7	186.1	137.0	237.2	120.6	67.9	(116.6)
Unrealized	49.4	(25.0)	95.7	(117.5)	(235.0)	(284.4)	(117.5)
Total compensation and benefits	207.9	234.9	330.0	213.0	(15.0)	(222.9)	(228.0)
General, administrative, and other indirect expenses	35.5	42.5	31.7	37.8	36.4	0.9	(1.4)
Depreciation and amortization expense	2.7	2.9	2.7	3.0	3.3	0.6	0.3
Interest expense	7.9	8.0	7.6	7.7	7.8	(0.1)	0.1
Total expenses	254.0	288.3	372.0	261.5	32.5	(221.5)	(229.0)

Economic Net Income (Loss)	$159.0	$236.4	$289.0	$178.2	$(130.2)	$(289.2)	$(308.4)
(-) Net Performance Fees	123.7	207.5	274.0	147.0	(140.9)	(264.6)	(287.9)
(-) Investment Income (Loss)	10.2	8.1	10.1	9.0	(1.7)	(11.9)	(10.7)
(+) Equity-based compensation	12.9	12.4	17.3	15.3	17.0	4.1	1.7
(=) Fee Related Earnings	$38.0	$33.2	$22.2	$37.5	$29.4	$(8.6)	$(8.1)
(+) Realized Net Performance Fees	72.3	222.8	169.0	299.3	138.0	65.7	(161.3)
(+) Realized Investment Income	6.4	7.4	2.7	8.3	11.0	4.6	2.7
(=) Distributable Earnings	$116.7	$263.4	$193.9	$345.1	$178.4	$61.7	$(166.7)

Page | 17

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2015 vs.
Global Market Strategies	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Sep 30, 2014	Jun 30, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$65.6	$66.4	$55.5	$54.8	$52.3	$(13.3)	$(2.5)
Portfolio advisory fees, net	0.2	0.5	0.5	—	0.1	(0.1)	0.1
Transaction fees, net	0.2	—	—	—	—	(0.2)	—
Total fee revenues	66.0	66.9	56.0	54.8	52.4	(13.6)	(2.4)
Performance fees
Realized	11.3	9.7	4.6	8.6	11.8	0.5	3.2
Unrealized	(10.8)	(7.8)	18.7	3.6	(62.4)	(51.6)	(66.0)
Total performance fees	0.5	1.9	23.3	12.2	(50.6)	(51.1)	(62.8)
Investment income (loss)
Realized	4.1	1.6	1.6	1.2	3.1	(1.0)	1.9
Unrealized	(4.3)	(2.4)	(4.2)	(1.5)	(5.0)	(0.7)	(3.5)
Total investment income (loss)	(0.2)	(0.8)	(2.6)	(0.3)	(1.9)	(1.7)	(1.6)
Interest and other income	1.9	1.1	1.8	1.4	0.7	(1.2)	(0.7)
Total revenues	68.2	69.1	78.5	68.1	0.6	(67.6)	(67.5)

Expenses
Compensation and benefits
Direct base compensation	29.9	26.9	28.2	24.7	22.4	(7.5)	(2.3)
Indirect base compensation	6.9	5.7	8.8	6.4	6.9	—	0.5
Equity-based compensation	4.0	4.0	5.2	4.3	5.0	1.0	0.7
Performance fee related
Realized	6.1	5.0	2.3	4.1	5.4	(0.7)	1.3
Unrealized	2.6	(3.6)	8.2	1.8	(28.6)	(31.2)	(30.4)
Total compensation and benefits	49.5	38.0	52.7	41.3	11.1	(38.4)	(30.2)
General, administrative, and other indirect expenses	14.0	14.3	12.3	22.8	14.0	—	(8.8)
Depreciation and amortization expense	1.0	1.1	1.1	1.3	1.3	0.3	—
Interest expense	2.5	2.5	2.8	2.7	2.6	0.1	(0.1)
Total expenses	67.0	55.9	68.9	68.1	29.0	(38.0)	(39.1)

Economic Net Income (Loss)	$1.2	$13.2	$9.6	$—	$(28.4)	$(29.6)	$(28.4)
(-) Net Performance Fees	(8.2)	0.5	12.8	6.3	(27.4)	(19.2)	(33.7)
(-) Investment Income (Loss)	(0.2)	(0.8)	(2.6)	(0.3)	(1.9)	(1.7)	(1.6)
(+) Equity-based compensation	4.0	4.0	5.2	4.3	5.0	1.0	0.7
(=) Fee Related Earnings (Loss)	$13.6	$17.5	$4.6	$(1.7)	$5.9	$(7.7)	$7.6
(+) Realized Net Performance Fees	5.2	4.7	2.3	4.5	6.4	1.2	1.9
(+) Realized Investment Income	4.1	1.6	1.6	1.2	3.1	(1.0)	1.9
(=) Distributable Earnings	$22.9	$23.8	$8.5	$4.0	$15.4	$(7.5)	$11.4

Page | 18

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2015 vs.
Real Assets	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Sep 30, 2014	Jun 30, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$55.7	$58.2	$66.3	$61.5	$69.3	$13.6	$7.8
Portfolio advisory fees, net	0.1	0.2	0.1	0.2	0.1	—	(0.1)
Transaction fees, net	0.6	0.9	0.3	—	0.1	(0.5)	0.1
Total fee revenues	56.4	59.3	66.7	61.7	69.5	13.1	7.8
Performance fees
Realized	28.4	50.2	7.7	47.1	57.7	29.3	10.6
Unrealized	9.5	(109.4)	14.1	(43.1)	(9.3)	(18.8)	33.8
Total performance fees	37.9	(59.2)	21.8	4.0	48.4	10.5	44.4
Investment income (loss)
Realized	(13.2)	(29.2)	(86.4)	(3.4)	(4.9)	8.3	(1.5)
Unrealized	6.7	19.8	50.2	6.1	2.1	(4.6)	(4.0)
Total investment income (loss)	(6.5)	(9.4)	(36.2)	2.7	(2.8)	3.7	(5.5)
Interest and other income	1.4	1.4	1.1	0.6	0.9	(0.5)	0.3
Total revenues	89.2	(7.9)	53.4	69.0	116.0	26.8	47.0

Expenses
Compensation and benefits
Direct base compensation	20.7	14.5	18.5	17.5	20.4	(0.3)	2.9
Indirect base compensation	9.9	12.6	12.3	8.8	9.7	(0.2)	0.9
Equity-based compensation	5.4	5.2	7.1	6.3	6.2	0.8	(0.1)
Performance fee related
Realized	9.9	19.5	1.8	18.7	25.5	15.6	6.8
Unrealized	8.0	(7.1)	28.9	(7.7)	7.2	(0.8)	14.9
Total compensation and benefits	53.9	44.7	68.6	43.6	69.0	15.1	25.4
General, administrative, and other indirect expenses	21.1	19.9	14.6	20.8	17.0	(4.1)	(3.8)
Depreciation and amortization expense	0.8	1.0	0.9	1.0	1.2	0.4	0.2
Interest expense	2.6	2.6	2.7	2.6	2.6	—	—
Total expenses	78.4	68.2	86.8	68.0	89.8	11.4	21.8

Economic Net Income (Loss)	$10.8	$(76.1)	$(33.4)	$1.0	$26.2	$15.4	$25.2
(-) Net Performance Fees	20.0	(71.6)	(8.9)	(7.0)	15.7	(4.3)	22.7
(-) Investment Income (Loss)	(6.5)	(9.4)	(36.2)	2.7	(2.8)	3.7	(5.5)
(+) Equity-based compensation	5.4	5.2	7.1	6.3	6.2	0.8	(0.1)
(=) Fee Related Earnings	$2.7	$10.1	$18.8	$11.6	$19.5	$16.8	$7.9
(+) Realized Net Performance Fees	18.5	30.7	5.9	28.4	32.2	13.7	3.8
(+) Realized Investment Income (Loss)	(13.2)	(29.2)	(86.4)	(3.4)	(4.9)	8.3	(1.5)
(=) Distributable Earnings (Loss)	$8.0	$11.6	$(61.7)	$36.6	$46.8	$38.8	$10.2

Page | 19

Investment Solutions Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2015 vs.
Investment Solutions	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Sep 30, 2014	Jun 30, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$46.0	$44.0	$40.5	$37.8	$37.8	$(8.2)	$—
Portfolio advisory fees, net	—	—	—	—	—	—	—
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	46.0	44.0	40.5	37.8	37.8	(8.2)	—
Performance fees
Realized	10.6	19.4	3.4	4.8	5.0	(5.6)	0.2
Unrealized	(50.9)	(0.9)	47.0	43.7	31.4	82.3	(12.3)
Total performance fees	(40.3)	18.5	50.4	48.5	36.4	76.7	(12.1)
Investment income (loss)
Realized	—	—	0.1	—	—	—	—
Unrealized	—	0.1	0.6	(0.4)	0.1	0.1	0.5
Total investment income (loss)	—	0.1	0.7	(0.4)	0.1	0.1	0.5
Interest and other income	0.5	0.3	0.4	0.4	0.3	(0.2)	(0.1)
Total revenues	6.2	62.9	92.0	86.3	74.6	68.4	(11.7)

Expenses
Compensation and benefits
Direct base compensation	20.7	23.4	21.5	19.3	19.8	(0.9)	0.5
Indirect base compensation	4.3	1.5	3.6	3.3	2.9	(1.4)	(0.4)
Equity-based compensation	1.5	1.5	2.7	2.0	2.6	1.1	0.6
Performance fee related
Realized	8.8	14.0	2.2	4.3	4.4	(4.4)	0.1
Unrealized	(52.8)	2.5	44.3	41.3	28.0	80.8	(13.3)
Total compensation and benefits	(17.5)	42.9	74.3	70.2	57.7	75.2	(12.5)
General, administrative, and other indirect expenses	11.5	10.6	7.9	12.8	10.7	(0.8)	(2.1)
Depreciation and amortization expense	0.9	1.0	0.8	1.4	0.8	(0.1)	(0.6)
Interest expense	1.5	1.4	1.5	1.5	1.4	(0.1)	(0.1)
Total expenses	(3.6)	55.9	84.5	85.9	70.6	74.2	(15.3)

Economic Net Income (Loss)	$9.8	$7.0	$7.5	$0.4	$4.0	$(5.8)	$3.6
(-) Net Performance Fees	3.7	2.0	3.9	2.9	4.0	0.3	1.1
(-) Investment Income (Loss)	—	0.1	0.7	(0.4)	0.1	0.1	0.5
(+) Equity-based compensation	1.5	1.5	2.7	2.0	2.6	1.1	0.6
(=) Fee Related Earnings (Loss)	$7.6	$6.4	$5.6	$(0.1)	$2.5	$(5.1)	$2.6
(+) Realized Net Performance Fees	1.8	5.4	1.2	0.5	0.6	(1.2)	0.1
(+) Realized Investment Income	—	—	0.1	—	—	—	—
(=) Distributable Earnings	$9.4	$11.8	$6.9	$0.4	$3.1	$(6.3)	$2.7

Page | 20

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Global Market Strategies (8)			Real Assets			Investment Solutions (9)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM
Balance, As of June 30, 2015	$25,950	$37,655	$63,605	$3,641	$32,789	$36,430	$16,968	$25,185	$42,153	$16,231	$34,423	$50,654	$62,790	$130,052	$192,842
Commitments (1)	2,650	—	2,650	426	—	426	917	—	917	(49)	—	(49)	3,944	—	3,944
Capital Called, net (2)	(1,261)	1,034	(227)	(181)	208	27	(931)	1,096	165	(1,154)	1,090	(64)	(3,527)	3,428	(99)
Distributions (3)	158	(2,045)	(1,887)	35	(97)	(62)	(214)	(1,065)	(1,279)	116	(3,249)	(3,133)	95	(6,456)	(6,361)
Subscriptions, net of Redemptions (4)	—	—	—	—	(736)	(736)	—	—	—	—	130	130	—	(606)	(606)
Changes in CLO collateral balances (5)	—	—	—	—	(91)	(91)	—	—	—	—	—	—	—	(91)	(91)
Market Appreciation/(Depreciation) (6)	—	(1,031)	(1,031)	—	(518)	(518)	—	(1,696)	(1,696)	—	1,403	1,403	—	(1,842)	(1,842)
Foreign Exchange and other (7)	(12)	(43)	(55)	—	55	55	1	(60)	(59)	(72)	77	5	(83)	29	(54)
Balance, As of September 30, 2015	$27,485	$35,570	$63,055	$3,921	$31,610	$35,531	$16,741	$23,460	$40,201	$15,072	$33,874	$48,946	$63,219	$124,514	$187,733

Balance, As of September 30, 2014	$22,753	$40,826	$63,579	$1,448	$37,476	$38,924	$14,541	$31,239	$45,780	$17,613	$36,673	$54,286	$56,355	$146,214	$202,569
Commitments (1)	8,997	—	8,997	2,695	—	2,695	4,928	—	4,928	2,979	—	2,979	19,599	—	19,599
Capital Called, net (2)	(4,293)	3,796	(497)	(492)	530	38	(3,362)	3,841	479	(5,062)	4,710	(352)	(13,209)	12,877	(332)
Distributions (3)	574	(14,392)	(13,818)	267	(633)	(366)	686	(6,469)	(5,783)	400	(11,660)	(11,260)	1,927	(33,154)	(31,227)
Subscriptions, net of Redemptions (4)	—	—	—	—	(3,575)	(3,575)	—	—	—	—	(823)	(823)	—	(4,398)	(4,398)
Changes in CLO collateral balances (5)	—	—	—	—	215	215	—	—	—	—	—	—	—	215	215
Market Appreciation/(Depreciation) (6)	—	6,535	6,535	—	(2,208)	(2,208)	—	(4,831)	(4,831)	—	8,714	8,714	—	8,210	8,210
Foreign Exchange and other (7)	(546)	(1,195)	(1,741)	3	(195)	(192)	(52)	(320)	(372)	(858)	(3,740)	(4,598)	(1,453)	(5,450)	(6,903)
Balance, As of September 30, 2015	$27,485	$35,570	$63,055	$3,921	$31,610	$35,531	$16,741	$23,460	$40,201	$15,072	$33,874	$48,946	$63,219	$124,514	$187,733
(1) Represents capital raised by our carry funds, NGP management fee funds and fund of funds vehicles, net of expired available capital.
(2) Represents capital called by our carry funds, NGP management fee funds and fund of funds vehicles, net of fund fees and expenses and investments in our business development companies. Equity invested amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.
(3) Represents distributions from our carry funds, NGP management fee funds and fund of funds vehicles, net of amounts recycled and distributions from our business development companies. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.
(4) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund, and fund of hedge funds vehicles.
(5) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs/structured products.
(6) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds, mutual fund, and fund of hedge funds vehicles.Depreciation for the third quarter was primarily driven by depreciation in the public portfolio of our carry funds of $1.8 billion (12%) and depreciation in the private portfolio of our carry funds of $265 million (1%). Appreciation for the twelve months ended September 30, 2015 was primarily driven by appreciation in the public portfolio of our carry funds of $2.4 billion (13%) and appreciation in the private portfolio of our carry funds of $1.1 billion (3%).
(7) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(8) Ending balance is comprised of approximately $18.8 billion from our structured credit /other structured product funds, $9.3 billion in our hedge funds, $6.2 billion (including $3.9 billion of Available Capital) in our carry funds, and $1.2 billion from our business development companies.
(9) The fair market values for our Investment Solutions fund of funds vehicles are based on the latest available valuations of the underlying limited partnership interests (in most cases as of June 30, 2015) as provided by their general partners, plus the net cash flows since the latest valuation, up to September 30, 2015.

Page | 21

Fee-Earning AUM Roll Forward (Unaudited)

	Three Months Ended September 30, 2015
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$40,322	$31,278	$28,075	$30,325	$130,000
Inflows, including Fee-paying Commitments (1)	1,005	19	1,094	762	2,880
Outflows, including Distributions (2)	(690)	(339)	(574)	(1,757)	(3,360)
Subscriptions, net of Redemptions (3)	—	(735)	—	131	(604)
Changes in CLO collateral balances (4)	—	(545)	—	—	(545)
Market Appreciation/(Depreciation) (5)	(5)	(262)	(25)	(142)	(434)
Foreign Exchange and other (6)	19	89	(48)	58	118
Balance, End of Period	$40,651	$29,505	$28,522	$29,377	$128,055

	For the Twelve Months Ended September 30, 2015
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$41,951	$34,815	$28,174	$35,274	$140,214
Inflows, including Fee-paying Commitments (1)	4,151	(286)	5,495	5,997	15,357
Outflows, including Distributions (2)	(4,554)	(479)	(4,763)	(7,467)	(17,263)
Subscriptions, net of Redemptions (3)	—	(3,467)	—	(833)	(4,300)
Changes in CLO collateral balances (4)	—	575	—	—	575
Market Appreciation/(Depreciation) (5)	149	(1,920)	(26)	(277)	(2,074)
Foreign Exchange and other (6)	(1,046)	267	(358)	(3,317)	(4,454)
Balance, End of Period	$40,651	$29,505	$28,522	$29,377	$128,055
(1) Inflows represent limited partner capital raised and capital invested by our carry funds, NGP management fee funds, and fund of funds vehicles outside the investment period, weighted-average investment period or commitment fee period. Inflows do not include amounts raised of $12.7 billion for which fees have not yet commenced.
(2) Outflows represent limited partner distributions from our carry funds, NGP management fee funds, and fund of funds vehicles and changes in basis for our carry funds and fund of funds vehicles where the investment period, weighted-average investment period or commitment fee period has expired.
(3) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund and fund of hedge funds vehicles.
(4) Represents the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.
(5) Market Appreciation/ (Depreciation) represents changes in the net asset value of our hedge funds, mutual fund and fund of hedge funds vehicles, and realized and unrealized gains (losses) on portfolio investments in our carry funds and fund of funds vehicles based on the lower of cost or fair value.
(6) Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(7) Energy II, Energy III, Energy IV, Renew I, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. With the exception of Energy IV and Renew II, where Carlyle has a minority representation on the funds’ management committees, management of each of the Legacy Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone is required for investment decisions. As of September 30, 2015, the Legacy Energy Funds had, in the aggregate, approximately $6.8 billion in AUM and $6.8 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, or in the case of NGP M&R, NGP ETP I, and NGP ETP II, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP X, NGP GAP and NGP XI (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of September 30, 2015, the NGP management fee funds and carry funds had, in the aggregate, approximately $13.6 billion in AUM and $7.9 billion in Fee-earning AUM.

Page | 22

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of September 30, 2015					Inception to September 30, 2015
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$18,031.3	2.4x	16%	13%	$6,827.6	$17,231.6	2.5x	18%
CP V	5/2007	$13,719.7	$13,001.4	$25,057.7	1.9x	18%	14%	$7,690.0	$19,416.2	2.5x	27%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.8	€3,960.7	1.9x	36%	20%	€1,489.4	€3,574.5	2.4x	55%
CEP III	12/2006	€5,294.9	€5,064.7	€10,607.2	2.1x	19%	14%	€3,191.1	€8,036.9	2.5x	22%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,633.6	$2,843.3	1.7x	11%	8%	$720.0	$2,137.2	3.0x	24%
CAP III	5/2008	$2,551.6	$2,527.3	$4,182.8	1.7x	18%	11%	$1,302.1	$2,432.0	1.9x	19%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥139,737.5	3.0x	61%	37%	¥39,756.6	¥131,454.6	3.3x	65%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥186,377.5	1.3x	6%	2%	¥64,306.1	¥93,939.2	1.5x	8%
CGFSP I	9/2008	$1,100.2	$1,052.5	$2,058.1	2.0x	20%	14%	$427.9	$1,010.1	2.4x	28%
CETP II	2/2007	€521.6	€436.4	€1,014.6	2.3x	26%	17%	€216.9	€801.4	3.7x	34%
CAGP IV	6/2008	$1,041.4	$851.6	$1,268.0	1.5x	14%	8%	$155.0	$374.4	2.4x	32%
All Other Funds (9)	Various		$3,673.5	$5,854.1	1.6x	17%	7%	$2,947.7	$4,968.7	1.7x	20%
Coinvestments and Other (10)	Various		$8,149.0	$20,717.2	2.5x	36%	33%	$6,074.4	$18,117.6	3.0x	36%
Total Fully Invested Funds			$55,642.8	$119,278.6	2.1x	27%	19%	$39,552.0	$100,568.3	2.5x	29%
Funds in the Investment Period (6)
CP VI (12)	5/2012	$13,000.0	$4,275.6	$4,480.7	1.0x	NM	NM
CEP IV (12)	8/2013	€3,669.5	€319.0	€432.2	1.4x	NM	NM
CAP IV (12)	11/2012	$3,880.4	$1,475.9	$1,468.5	1.0x	NM	NM
CEOF I	5/2011	$1,119.1	$952.9	$1,441.4	1.5x	29%	19%
CGFSP II (12)	4/2013	$1,000.0	$303.8	$355.9	1.2x	NM	NM
CJP III (12)	8/2013	¥119,505.1	¥35,200.0	¥42,612.0	1.2x	NM	NM
All Other Funds (11)	Various		$1,241.2	$1,176.7	0.9x	(3)%	(14)%
Total Funds in the Investment Period			$8,900.2	$9,762.7	1.1x	8%	(3)%	$273.9	$743.1	2.7x	63%
TOTAL CORPORATE PRIVATE EQUITY (13)			$64,543.0	$129,041.3	2.0x	26%	19%	$39,825.9	$101,311.4	2.5x	29%

Page | 23

Real Assets and Global Market Strategies Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of September 30, 2015					as of September 30, 2015
Real Assets	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,544.2	3.0x	44%	30%	$522.5	$1,544.2	3.0x	44%
CRP IV	12/2004	$950.0	$1,198.5	$1,621.0	1.4x	6%	2%	$589.8	$667.0	1.1x	5%
CRP V	11/2006	$3,000.0	$3,293.1	$5,084.6	1.5x	12%	8%	$2,821.1	$4,416.1	1.6x	13%
CRP VI	9/2010	$2,340.0	$2,020.6	$3,504.3	1.7x	35%	24%	$881.3	$1,773.4	2.0x	36%
CEREP I	3/2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	(100%)	(100%)	€666.5	€132.3	0.2x	(100%)
CEREP III	5/2007	€2,229.5	€2,000.9	€2,187.9	1.1x	2%	(1)%	€934.2	€1,254.4	1.3x	7%
CIP	9/2006	$1,143.7	$1,029.2	$1,167.6	1.1x	3%	—%	$272.3	$200.9	0.7x	(5%)
NGP X	1/2012	$3,586.0	$2,903.2	$3,099.2	1.1x	4%	—%	$326.0	$690.0	2.1x	50%
Energy II	7/2002	$1,100.0	$1,334.8	$3,231.8	2.4x	81%	55%	$827.4	$3,106.2	3.8x	105%
Energy III	10/2005	$3,800.0	$3,559.9	$5,421.8	1.5x	10%	7%	$1,945.4	$4,660.5	2.4x	22%
Energy IV	12/2007	$5,979.1	$5,965.0	$7,845.1	1.3x	11%	7%	$2,522.4	$4,644.5	1.8x	28%
Renew II	3/2008	$3,417.5	$2,808.9	$3,604.3	1.3x	7%	4%	$1,414.3	$2,109.4	1.5x	14%
All Other Funds (14)	Various		$2,850.4	$3,188.0	1.1x	5%	(1)%	$2,474.9	$2,762.4	1.1x	5%
Coinvestments and Other (10)	Various		$5,250.6	$8,200.2	1.6x	17%	13%	$2,638.2	$5,320.2	2.0x	26%
Total Fully Invested Funds			$36,484.5	$50,882.6	1.4x	12%	7%	$19,603.3	$34,226.2	1.7x	21%
Funds in the Investment Period (6)
CRP VII (12)	3/2014	$4,161.6	$965.2	$981.9	1.0x	NM	NM
CIEP I (12)	9/2013	$2,500.0	$434.2	$520.8	1.2x	NM	NM
NGP XI (12)	6/2014	$5,325.0	$322.1	$306.0	1.0x	NM	NM
All Other Funds (15)	Various		$118.9	$123.6	1.0x	NM	NM
Total Funds in the Investment Period			$1,840.4	$1,932.4	1.0x	13%	(13)%	$—	$—	n/a	n/a
TOTAL Real Assets (13)			$38,324.8	$52,814.9	1.4x	12%	7%	$19,603.3	$34,226.2	1.7x	21%

			TOTAL INVESTMENTS
			as of September 30, 2015			Inception to September 30, 2015
Global Market Strategies	Fund Inception Date (16)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
CSP II	6/2007	$1,352.3	$1,352.3	$2,421.3	1.8x	17%	11%
CEMOF I	12/2010	$1,382.5	$1,087.1	$1,336.3	1.2x	12%	7%

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Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			as of September 30, 2015
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,347.3	€7,141.9	1.6x	12%	12%
Main Fund II - Fund Investments	2003	€4,545.0	€4,953.6	€7,798.4	1.6x	10%	10%
Main Fund III - Fund Investments	2005	€11,500.0	€12,701.8	€19,429.1	1.5x	10%	10%
Main Fund IV - Fund Investments	2009	€4,877.3	€3,990.5	€5,436.5	1.4x	16%	15%
Main Fund I - Secondary Investments	2002	€519.4	€508.0	€958.2	1.9x	57%	54%
Main Fund II - Secondary Investments	2003	€998.4	€1,032.3	€1,890.3	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,410.9	€3,541.9	1.5x	11%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€1,926.9	€3,084.2	1.6x	20%	19%
Main Fund II - Co-Investments	2003	€1,090.0	€948.7	€2,604.1	2.7x	44%	42%
Main Fund III - Co-Investments	2006	€2,760.0	€2,898.1	€3,943.7	1.4x	5%	5%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,386.8	€3,037.4	2.2x	24%	23%
Main Fund V - Co-Investments	2012	€1,122.2	€1,033.0	€1,820.9	1.8x	41%	37%
Main Fund II - Mezzanine Investments	2004	€700.0	€782.9	€1,073.5	1.4x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,891.7	€2,502.3	1.3x	10%	9%
All Other Funds (21)	Various		€1,910.1	€2,661.5	1.4x	16%	12%
Total Fully Committed Funds			€42,722.5	€66,924.2	1.6x	13%	12%
Funds in the Commitment Period (18)
Main Fund V - Fund Investments (22)	2012	€5,080.0	€1,819.8	€1,888.7	1.0x	NM	NM
Main Fund VI - Fund Investments (22)	2015	€1,106.4	€5.0	€4.6	0.9x	NM	NM
Main Fund V - Secondary Investments	2011	€4,271.2	€2,573.8	€3,642.6	1.4x	29%	26%
Main Fund VI - Co-Investments (22)	2014	€1,115.0	€342.8	€337.0	1.0x	NM	NM
All Other Funds (21)	Various		€191.7	€208.0	1.1x	14%	8%
Total Funds in the Commitment Period			€4,933.1	€6,080.8	1.2x	21%	18%
TOTAL INVESTMENT SOLUTIONS			€47,655.6	€73,005.0	1.5x	13%	12%
TOTAL INVESTMENT SOLUTIONS (USD) (23)			$53,282.2	$81,624.6	1.5x

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997.
(2) Represents the original cost of all capital called for investments since inception of the fund.
(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.
(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.
(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.
(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.
(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.
(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.
(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, Mexico, and MENA.

Page | 25

(10) Includes coinvestments and certain other stand-alone investments arranged by us.
(11) Aggregate includes the following funds: CGP, CSABF, CSSAF, CBPF, CPF I, CCI, and CETP III.
(12) Returns are not considered meaningful, as the investment period commenced in May 2012 for CP VI, November 2012 for CAP IV, April 2013 for CGFSP II, August 2013 for CEP IV, August 2013 for CJP III, September 2013 for CIEP I, March 2014 for CRP VII, and June 2014 for NGP XI.
(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.
(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, Energy I and Renew I.
(15) Aggregate includes the following funds: CPP II and NGP GAP. Returns are not considered meaningful, as the investment period commenced in June 2014 for CPP II and December 2013 for NGP GAP.
(16) The data presented herein that provides “inception to date” performance results for CSP II and CEMOF I related to the period following the formation of the funds in June 2007 and December 2010, respectively.
(17) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(18) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.
(19) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, b) Direct Investments, which was spun off from AlpInvest in 2005 and c) Metropolitan Real Estate fund of funds vehicles. As of September 30, 2015, these excluded investments represent $0.6 billion of AUM at AlpInvest and $1.7 billion of AUM at Metropolitan.
(20) For purposes of aggregation, funds that report in foreign currency have been converted to Euro at the reporting period spot rate.
(21) Aggregate includes Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.
(22) Returns are not considered meaningful as the commitment period commenced in 2012, 2014, and 2015, respectively for Main Fund V - Fund Investments, Main Fund VI - Co-Investments, and Main Fund VI - Fund Investments.
(23) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

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Remaining Fair Value Analysis

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of September 30, 2015
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP V	$9,830.0	1.8x	1.9x	95%	X	X	100%	Jun-07	34	May-13
CP VI	$4,423.4	1.0x	1.0x	33%			100%	Jun-13	10	May-18
CEP III	€3,631.9	2.0x	2.1x	96%	X	X	100%	Jul-07	33	Dec-12
CAP III	$2,000.9	1.4x	1.7x	99%	X	X	100%	Jun-08	30	May-14
CEOF I	$1,235.0	1.3x	1.5x	85%	X		80%	Sep-11	17	May-17
CAP IV	$1,162.6	0.9x	1.0x	38%			100%	Jul-13	9	Nov-18
CP IV	$1,144.1	1.2x	2.4x	97%	X	X	80%	Apr-05	42	Dec-10
CGFSP I	$1,098.2	1.7x	2.0x	96%	X	X	100%	Oct-08	28	Sep-14
CAP II	$1,031.0	1.1x	1.7x	90%	(X)		80%	Mar-06	39	Feb-12
CAGP IV	$871.3	1.2x	1.5x	82%			100%	Aug-08	29	Jun-14
CJP II	¥101,935.6	1.3x	1.3x	86%			80%	Oct-06	36	Jul-12
CEP IV	€459.8	1.4x	1.4x	9%	X		100%	Sep-14	5	Aug-19
CJP III	¥44,414.4	1.2x	1.2x	29%			100%	Sep-13	9	Feb-20
CETP II	€309.4	1.3x	2.3x	84%	X	X	100%	Jan-08	31	Jul-13
CGFSP II	$344.4	1.2x	1.2x	30%	X		100%	Jun-13	10	Dec-17
CEP II	€297.7	0.5x	1.9x	113%	X	X	80%	Sep-03	49	Sep-08
All Other Funds (8)	$2,127.1	1.0x	2.2x		NM	NM
Coinvestment and Other (9)	$3,817.9	1.8x	2.5x		NM	NM
Total Corporate Private Equity (12)	$35,562.7	1.4x	2.0x

Real Assets
Energy IV	$2,790.9	0.8x	1.3x	100%	(X)	X	80%	Feb-08	31	Dec-13
NGP X	$2,587.2	1.0x	1.1x	81%			80%	Jan-12	15	May-17
CRP VI	$1,760.3	1.5x	1.7x	86%	X	X	50%	Mar-11	19	Mar-16
Renew II	$1,708.9	1.0x	1.3x	82%	(X)		80%	Mar-08	31	May-14
CRP V	$1,173.4	1.6x	1.5x	110%	X		50%	Nov-06	36	Nov-11
CEREP III	€1,030.4	1.0x	1.1x	90%			67%	Jun-07	34	May-11
CRP VII	$985.4	1.0x	1.0x	23%			80%	Jun-14	6	Mar-19
CRP IV	$905.3	1.5x	1.4x	126%			50%	Jan-05	43	Dec-09
CIP	$749.5	1.3x	1.1x	90%			80%	Oct-06	36	Sep-12
Energy III	$590.5	0.4x	1.5x	94%	(X)		80%	Nov-05	40	Oct-11
CIEP I	$502.8	1.2x	1.2x	17%			80%	Oct-13	8	Sep-19
CRP III	$321.6	63.5x	3.0x	93%	X	X	50%	Mar-01	59	May-05
NGP XI	$280.0	0.9x	0.9x	6%			80%	Feb-15	3	Oct-19
Energy II	$111.4	0.2x	2.4x	121%	(X)		80%	Jan-03	51	Jul-08
All Other Funds (10)	$313.9	0.8x	0.9x		NM	NM
Coinvestment and Other (9)	$2,951.6	1.3x	1.6x		NM	NM
Total Real Assets (12)	$18,884.9	1.0x	1.4x

Global Market Strategies
CEMOF I	$862.2	1.0x	1.2x	79%	X		100%	Dec-10	20	Dec-15
CSP II	$296.2	0.8x	1.8x	100%	X		80%	Dec-07	32	Jun-11
All Other Funds (11)	$758.9	1.0x	1.5x		NM	NM
Coinvestment and Other (9)	$358.6	0.9x	1.1x		NM	NM
Total Global Market Strategies	$2,276.0	1.0x	1.5x

Page | 27

Remaining Fair Value Analysis, Notes
(1) Net asset value of our carry funds. Reflects significant funds with remaining fair value of greater than $100 million.
(2) Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by investment cost.
(3) Total MOIC represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.
(5) Fund has accrued carry/(clawback) as of the reporting period.
(6) Fund has realized carry in the last twelve months.
(7) Represents the date of the first capital contribution for management fees.
(8) Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CAP I, CBPF, CJP I, CEVP, CETP I, CETP III, CCI, CAVP I, CAVP II, CAGP III, Mexico, MENA, CSABF, CSSAF, CPF, CGP, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(10) Aggregate includes the following funds: CRP I, CRP II, CRCP I, CEREP I, CEREP II, CAREP I, CAREP II, CPOCP I, CPP II, NGP GAP, Energy I and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(11) Aggregate includes the following funds: CSP I, CSP III, CMP I, CMP II, CEMOF II, and CASCOF. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

Page | 28

Largest Publicly Traded Positions in Carry Funds

Rank	Largest Publicly Traded Equity Positions	Fund(s)	Q3 2015 Value (1,2)
1	CommScope, Inc.	CP V, CEP III	$1,838,345,609
2	Axalta Coating Systems	CP V, CEP III	1,769,035,982
3	Freescale Semiconductor, Inc.	CP IV, CEP II, CAP II, CJP I	1,146,049,822
4	Booz Allen Hamilton, Inc.	CP V, CMP II	1,073,113,308
5	CoreSite Realty Corporation	CRP III, CRP IV, CRP V	1,034,419,738
6	Pattern Energy Group Holdings, L.P.	RENEW II	740,063,967
7	USA Compression	ENERGY IV	354,602,160
8	Ta Chong Bank	CAP II	292,609,568
9	Wesco Holdings, Inc.	CP IV, CMP I	284,628,242
10	Healthscope Limited	CAP III, CP V	275,025,391
	Top 10 Positions		8,807,893,787
	Total Public Equity Portfolio (carry fund only)		12,917,052,749
	% of public portfolio in top 10 positions		68%

(1) Includes gross fund only investment results including external coinvestment. May include portion of private business in value.
(2) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.
Note: Includes all classes of shares irrespective of trading status.

Page | 29

Reconciliation for Economic Net Income (Loss) and Distributable Earnings (Unaudited)

	Three Months Ended		Nine Months Ended
	Sep 30, 2014	Sep 30, 2015	Sep 30, 2015
	(Dollars in millions)
Income before provision for income taxes	$175.4	$(529.1)	$560.3
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	56.3	54.5	202.1
Acquisition related charges, including amortization of intangibles and impairment	24.5	209.6	247.9
Other non-operating income	(39.6)	(9.9)	(11.7)
Tax benefit (expense) associated with performance fee compensation	15.0	(5.1)	(19.4)
Net (income) loss attributable to non-controlling interests in consolidated entities	(53.2)	152.4	(657.5)
Other adjustments	2.4	(0.8)	2.2
Economic Net Income (Loss)	$180.8	$(128.4)	$323.9
Net performance fees	139.2	(148.6)	282.4
Investment income (loss)	3.5	(6.3)	(23.3)
Equity-based compensation	23.8	30.8	91.0
Fee Related Earnings	$61.9	$57.3	$155.8
Realized performance fees, net of related compensation	97.8	177.2	688.3
Realized investment income (loss)	(2.7)	9.2	(66.7)
Distributable Earnings	$157.0	$243.7	$777.4
Depreciation and amortization expense	5.4	6.6	18.8
Interest expense	14.5	14.4	43.5
Adjusted EBITDA	$176.9	$264.7	$839.7

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Reconciliation for Economic Net Income (Loss) and Distributable Earnings, cont.
(Unaudited)

	Three Months Ended	Nine Months Ended
	Sep 30, 2015	Sep 30, 2015
	(Dollars in millions, except unit and per unit amounts)
Economic Net Income (Loss)	$(128.4)	$323.9
Less (Add): Provision (Benefit) for Income Taxes	11.9	23.4
Economic Net Income (Loss), After Taxes	$(140.3)	$300.5

Economic Net Income (Loss), After Taxes per Adjusted Unit(1)	$(0.43)	$0.91

Distributable Earnings	$243.7	$777.4
Less: Estimated foreign, state, and local taxes	5.2	20.4
Distributable Earnings, After Taxes	$238.5	$757.0

Distributable Earnings to The Carlyle Group L.P.	$59.2	$184.0
Less: Estimated current corporate income taxes and TRA payments	—	—
Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$59.2	$184.0

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.74	$2.35

(1) Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	80,241,015	80,241,015
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	243,619,604	243,619,604
Dilutive effect of unvested deferred restricted common units	—	4,625,233
Total Adjusted Units	323,860,619	328,485,852

(2)
As of September 30, 2015, there were 80,241,015 outstanding common units of The Carlyle Group L.P. In October and November 2015, an additional estimated 177,464 common units will be issued in connection with the vesting of deferred restricted common units. For purposes of this calculation, those common units have been added to the common units outstanding as of September 30, 2015, resulting in total common units of 80,418,479.

Page | 31

The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of September 30, 2015
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$1,307.5	$—	$—	$1,307.5
Cash and cash equivalents held at Consolidated Funds	—	1,131.2	—	1,131.2
Restricted cash	277.4	—	—	277.4
Restricted cash and securities of Consolidated Funds	—	18.4	—	18.4
Accrued performance fees	3,039.1	—	(23.3)	3,015.8
Investments	1,091.9	—	(194.7)	897.2
Investments of Consolidated Funds	—	23,989.0	1.1	23,990.1
Due from affiliates and other receivables, net	222.8	—	(17.7)	205.1
Due from affiliates and other receivables of Consolidated Funds, net	—	1,164.7	—	1,164.7
Receivables and inventory of a consolidated real estate VIE	172.8	—	—	172.8
Fixed assets, net	105.5	—	—	105.5
Deposits and other	56.3	1.2	—	57.5
Other assets of a consolidated real estate VIE	68.8	—	—	68.8
Intangible assets, net	171.6	—	—	171.6
Deferred tax assets	213.1	—	—	213.1
Total assets	$6,726.8	$26,304.5	$(234.6)	$32,796.7
Liabilities and partners’ capital
Loans payable	$39.1	$—	$—	$39.1
3.875% Senior Notes due 2023	499.9	—	—	499.9
5.625% Senior Notes due 2043	606.6	—	—	606.6
Loans payable of Consolidated Funds	—	16,849.7	(184.6)	16,665.1
Loans payable of a consolidated real estate VIE at fair value (principal amount of $167.8)	109.1	—	—	109.1
Accounts payable, accrued expenses and other liabilities	404.1	—	—	404.1
Accrued compensation and benefits	2,045.4	—	—	2,045.4
Due to affiliates	469.3	2.4	(1.6)	470.1
Deferred revenue	203.8	—	(0.2)	203.6
Deferred tax liabilities	119.8	—	—	119.8
Other liabilities of Consolidated Funds	—	1,953.2	(43.1)	1,910.1
Other liabilities of a consolidated real estate VIE	95.4	—	—	95.4
Accrued giveback obligations	264.0	—	—	264.0
Total liabilities	4,856.5	18,805.3	(229.5)	23,432.3

Redeemable non-controlling interests in consolidated entities	8.1	2,658.8	—	2,666.9

Total partners’ capital	1,862.2	4,840.4	(5.1)	6,697.5
Total liabilities and partners’ capital	$6,726.8	$26,304.5	$(234.6)	$32,796.7

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The Carlyle Group L.P.
Non-GAAP Financial Information and Other Key Terms
Non-GAAP Financial Information
Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

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Economic net income or “ENI,” represents segment net income which includes certain tax expense associated with performance fee compensation and excludes the impact of all other income taxes, acquisition-related items including amortization and impairment of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the inclusion or exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and CLOs (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. Total Segment ENI equals the aggregate of ENI for all segments. ENI and its components are evaluated regularly by management in making resource deployment decisions and in assessing performance of Carlyle’s four segments and for compensation. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

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Fee-Related Earnings is a component of ENI and is used to measure Carlyle’s operating profitability excluding equity-based compensation, performance fees, investment income from investments in Carlyle’s funds and performance fee related compensation. Accordingly, Fee-Related Earnings reflect the ability of the business to cover base compensation and operating expenses from fee revenues other than performance fees. Fee-Related Earnings are reported as part of Carlyle’s segment results. Carlyle uses Fee-Related Earnings from operations to measure its profitability from fund management fees.

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Distributable Earnings is a component of ENI representing total ENI less net performance fees and investment income plus realized net performance fees and realized investment income and excluding equity-based compensation. Distributable Earnings is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is derived from Carlyle’s segment reported results and is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its unitholders.

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Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

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Other Key Terms
“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:
(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;
(b) the amount of aggregate collateral balance and principal cash at par or aggregate principal amount of the notes of our CLOs and other structured products (inclusive of all positions);
(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic, mutual fund, fund of hedge funds vehicles and other hedge funds; and
(d) the gross assets (including assets acquired with leverage) of our business development companies.
AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.
“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds and NGP management fee funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.
“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.
“Carry funds” refers to (i) those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds, and opportunistic credit, distressed debt and mezzanine funds (but excluding Carlyle’s structured credit/other structured product funds, hedge funds, business development companies, mutual fund and fund of funds vehicles), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund and (ii) those investment funds advised by NGP from which we are entitled to receive a carried interest.
“Catch-up management fees” refer to those amounts of management fees charged to fund investors in subsequent closings of a fund which apply to the time period between the fee initiation date and the subsequent closing date.
“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.
“Fee-Earning assets under management” or “Fee-Earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-Earning AUM generally equals the sum of:
(a) for substantially all carry funds and certain co-investment vehicles where the investment period has not expired and for Metropolitan fund of funds vehicles during the weighted-average investment period of the underlying funds, the amount of limited partner capital commitments, for AlpInvest fund of funds vehicles, the amount of external investor capital commitments during the commitment fee period, and for the NGP management fee funds and certain carry funds advised by NGP, the amount of investor capital commitments before the first investment realization;

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(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired and for Metropolitan fund of funds vehicles after the expiration of the weighted-average investment period of the underlying funds, the remaining amount of limited partner invested capital, and for the NGP management fee funds and certain carry funds advised by NGP where the first investment has been realized, the amount of partner commitments less realized and written-off investments;
(c) the amount of aggregate fee-earning collateral balance at par of our collateralized loan obligations (“CLOs”), as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO, and the aggregate principal amount of the notes of our other structured products;
(d) the net asset value of our mutual fund and the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit funds, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles and other hedge funds;
(e) the gross assets (including assets acquired with leverage), excluding cash and cash equivalents of our business development companies and certain carry funds; and
(f) for AlpInvest fund of funds vehicles where the commitment fee period has expired, and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.
Fee-Earning AUM includes certain energy and renewable resources carry funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Fee-Earning AUM includes only those assets which earn a material fee.
For Carlyle’s carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas Fee-Earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, Fee-Earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.
“Fund of funds vehicles” refers to those funds, accounts and vehicles advised by AlpInvest Partners B.V., Metropolitan Real Estate Equity Management, LLC, and Diversified Global Asset Management Corporation.
“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.
“Net accrued performance fees” refers to the accrued performance fees that are attributable to Carlyle’s unitholders. This balance is comprised of accrued performance fees less: accrued giveback obligations, accrued performance fee compensation (inclusive of related tax obligations), and accrued performance fees attributable to non-controlling interests. This balance also excludes net accrued performance fees that have been realized but will be collected in subsequent periods.
“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as performance fee related compensation expense.
“Performance fees” consist principally of carried interest from carry funds and certain fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return

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hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.
“Realized net performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as realized performance fee related compensation expense.
“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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